Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Natics Corp. (the “Company”) of our report dated June 9, 2022 relating to our audits of the Company’s financial statements as of April 30, 2022.

/s/ Albert Garcia, CPA

DylanFloyd Accounting & Consulting
Newhall, California
July 13, 2022